PROMISSORY NOTE UNSECURED

$130,000 **Date: August 19, 2024**

Los Angeles, California,

At the times stated, for value received, **Mopane Investments, LLC, a Wyoming Limited Liability Company** ("Maker") promise(s) to pay to **Belladonna Lily Investments, Inc, a Wyoming Corporation** ("Payee") or order, at **1621 Central Avenue, Cheyenne, Wyoming 82001,** the sum of **One Hundred and Thirty Thousand Dollars 00/100 ($130,000.00)** with interest at 6% per month, payable in the amount of Six Hundred and Fifty Dollars ($650.00) per month with first payment due October 1, 2024. Note, and any interest owing, shall become due and payable on December 31, 2029.

Principal payable in lawful money of the United States. If action be instituted on this note, We promise to pay such sum as the Court may fix as attorney's fees.

Mopane Investments, LLC, (Borrower)

____

David Behrend, Manager

Belladonna Lily Investments, Inc. (Lender)

____

Jonathan Barrett, President

EXHIBIT "A"

1. Notice is deemed given by payee to maker to pay loan by December 31, 2029.
2. Late fee of 5% of monthly payment if monthly payment is made more than 11 days after payment is due.